UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2016

American Science and Engineering, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-6549	04-2240991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike Billerica, Massachusetts	01821
(Address of principal executive offices)	(Zip Code)

(978) 262-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed in the Current Report on Form 8-K filed on June 21, 2016 by American Science and Engineering, Inc. (the “Company”), on June 20, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OSI Systems, Inc. (“OSI”), and its newly formed, wholly owned subsidiary, Apple Merger Sub, Inc. (“Merger Sub”), providing for the merger of Merger Sub into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of OSI, subject to the terms and conditions set forth in the Merger Agreement.

The obligation of the parties to consummate the Merger is subject to, among other things, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”) applicable to the Merger.

The Company and OSI filed the Notification and Report Forms required under the HSR Act with the Department of Justice (the “DOJ”) and the Federal Trade Commission on July 6, 2016.  Following informal discussions with the DOJ, effective as of August 5, 2016, OSI voluntarily withdrew its Notification and Report Form and refiled the Notification and Report Form on August 9, 2016, which restarted the 30 day waiting period required by the HSR Act. The withdrawal and refiling are procedural steps that provide the DOJ with additional time to complete its initial review of the proposed Merger.

Additional Information and Where to Find It

In connection with the Merger and the required shareholder approval, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on July 15, 2016 (the “Proxy Statement”). The Proxy Statement was first mailed on or about July 15, 2016 to the Company’s shareholders of record as of July 14, 2016.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY AND TO READ ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The Company’s shareholders can obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and OSI through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders can download copies of the Proxy Statement from the Company’s website at http://ir.as-e.com/sec.cfm or by emailing ir@as-e.com.

The Company, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the transactions contemplated by the Merger Agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K and Form 10-K/A for the year ended March 31, 2016, which are filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement that was filed with the SEC on July 15, 2016.

Forward-Looking Statements

Statements in this document concerning the Merger, the ability to consummate the Merger, the expected benefits of the Merger and synergies that may be achieved in the Merger may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of terms such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “should,” “estimates” or other similar expressions.  Actual results might differ materially from those projected in any forward-looking statements.  Factors which might cause actual results or events to differ materially from those projected in the forward-looking statements contained herein include the following: uncertainties regarding the timing of the closing of the Merger; uncertainties as to how many of the Company’s shareholders will vote in favor of the Merger; the possibility that various closing conditions to the Merger may not be satisfied or waived, including that a governmental entity may delay (including by seeking additional information from the Company and OSI), prohibit, or refuse to grant approval for the consummation of the Merger; that there is a material adverse change to the Company; the interference with business resulting from distraction of the Company’s employees; the integration of the Company’s business into OSI is not as successful as expected; the failure to realize anticipated synergies and cost savings; other business effects, including reductions, delays or cancellations of orders; disruption in the supply of any source component incorporated into Company’s products; the Company’s ability to protect and enforce its intellectual property; potential product liability claims against the Company; global political and economic trends and events which affect public perception of the threat presented by drugs, explosives and other contraband and influence the spending of governments and private organizations; future reductions in federal funding; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to implement changes in technology and customer requirements; competitive pressures; the impact of lengthy sales cycles and customer delays both in United States government procurement and procurement abroad on the Company’s cash flows; changes in U.S. or foreign regulations that affect the use or export of our products; general economic conditions, and other factors discussed in the “Risk Factors” section of the Company’s periodic reports and registration statements filed with the SEC, including the Company’s most recent annual report on Form 10-K.  These forward-looking statements speak only as of the date of this filing, and the Company expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 10, 2016	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Michael J. Muscatello
Michael J. Muscatello
Vice President, General Counsel, and Secretary